UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 7, 2023	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

Comtech Telecommunications Corp.

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2023 (the “Effective Date”), in connection with the closing of the PST Sale (as defined in Item 7.01 below), Comtech Telecommunications Corp. (the “Company” or “Comtech”) entered into a Third Amended and Restated Credit Agreement by and among the Company, the lenders party thereto and Citibank N.A., as administrative agent and issuing bank (the “Amended Credit Facility”), amending the Second Amended and Restated Credit Agreement, dated as of November 30, 2022 (the “Prior Credit Facility”).

The Amended Credit Facility amends and restates the Prior Credit Facility in its entirety, providing for, among other items, the following:

•	Modification of the prepayment terms to: (i) allow the Company to retain 50% of the net proceeds from the PST Sale, and (ii) require other prepayments after January 1, 2024 (the “Trigger Date”), at any time that the Company’s cash position exceeds $20.0 million as of the last day of any week;
•	Modest increase to the Applicable Rate effective as of the Trigger Date (determination of the Applicable Rate is based on a pricing grid that is dependent upon the Company’s Leverage Ratio as of the end of each fiscal quarter for which consolidated financial statements have been most recently delivered);
•	Modification of the previous $150.0 million Revolving Commitments (on the Trigger Date, the Revolving Commitments shall reduce to $140.0 million, with further reductions of $5.0 million on a quarterly basis thereafter); and
•	Modest increases in amortization of the Term Loans effective on the Trigger Date.

The foregoing description of the Amended Credit Facility is not complete and is qualified in its entirety by the actual terms of the Amended Credit Facility, a copy of which will be filed with the Company’s next Quarterly Report on Form 10-Q. Terms used but not defined in this Form 8-K have the meanings set forth in the Amended Credit Facility, which terms are also defined in the Prior Credit Facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by Item 2.03 of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 7, 2023, in connection with: (i) the closing of the PST Sale (as defined in Item 7.01 below) and (ii) entering into the Amended Credit Facility, Comtech and the holders of the Company’s Series A Convertible Preferred Stock entered into the Second Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock of Comtech to modify the defined term “Existing Credit Agreement” to mean the Amended Credit Facility.

Item 7.01 Regulation FD Disclosure.

On November 7, 2023, the Company issued a joint press release announcing the consummation of the sale of its Power Systems Technology product line (the “PST Sale”) to Stellant Systems, Inc. (“Stellant”). Net cash proceeds received at closing by the Company approximated $32.5 million and were used in part to pay down outstanding debt on the Company’s Amended Credit Facility.

A copy of the joint press release issued by the Company and Stellant concerning the foregoing is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01 (including the exhibit hereto) relating to this announcement shall not be deemed filed under the Securities and Exchange Commission’s rules and regulations and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Comtech Telecommunications Corp. Second Amended and Restated Certificate of Designations Series A Convertible Preferred Stock, dated as of November 7, 2023
99.1	Joint Press Release, dated November 7, 2023, announcing the consummation of the Company’s sale of its Power Systems Technology product line to Stellant
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: November 7, 2023

	By:	/s/ Michael A. Bondi
		Name:	Michael A. Bondi
		Title:	Chief Financial Officer